EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report in Exhibit A to the Prospectus Supplement for Mellon Home Equity Line of Credit Trust 2001-1 dated March 7, 2001, and to the reference to our Firm under the heading "Experts" in that Prospectus Supplement.


                                                     /s/ KPMG LLP



Pittsburgh, Pennsylvania
March 20, 2001